EXHIBIT 99.1

Unrivaled Brands Executes Agreement to Acquire People’s First Choice

and Significantly Expands its California Retail Footprint

Transaction Brings Leading Dispensary as well as Two Retail Licenses and Two Additional Retail Sites Under Development in Southern California

Company to Expand Delivery Service from New Southern California Operations

SANTA ANA, CA  –  August 16, 2021 – (GlobeNewswire) – Unrivaled Brands, Inc. (OTCQX: UNRV) ("Unrivaled" or the "Company") today announced that the Company has executed a definitive agreement to acquire People’s First Choice, which operates an existing dispensary in Santa Ana, California (the “Santa Ana Dispensary”), and has licenses for two locations with retail sites planned in two additional locations, making five locations in total. Pursuant to the agreement, Unrivaled will take full control of the Santa Ana Dispensary operations and will receive all economic benefits starting September 1, 2021.

We believe the Santa Ana Dispensary is one of the largest and most prominent licensed dispensaries in California, and experiences greater than 1,000 average transactions per day. The facility is highly visible from the Costa Mesa Freeway, ideally located next to the off-ramp, and offers in-store kiosks and online ordering for express pickup or delivery. In addition, People’s holds additional licenses for Los Angeles and Riverside and two retail sites under development in Southern California, all of which are included in the acquisition.

The Company expects to have the Los Angeles and Riverside dispensaries operational by January and March 2022, respectively.  In addition to the revenue accruing to the Company starting September 1, 2021, management believes that these two new dispensaries, along with the existing Santa Ana location, will add more than $60 million in new revenues to the Company in 2022. In addition, virtually all of the existing People’s corporate SG&A will be eliminated, increasing cash flow.

Unrivaled's CEO, Frank Knuettel II, stated, “We are delighted to expand our reach and increase the availability of Unrivaled’s existing brand portfolio to a broader audience of consumers in Southern California. With these highly desirable and well located dispensary locations, we considerably expand our operating footprint and revenue base and have highlighted a number of key operational changes to further increase revenue and cash flow from the Santa Ana dispensary. With the close of the acquisition, we will be one of the few companies with strong retail footprints in both Northern and Southern California, and we will be one step closer to establishing ourselves as one of the preeminent cannabis operations in California.”

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada. In California, Unrivaled Brands operates three dispensaries, a state-wide distribution network, company-owned brands, and a cultivation facility, and has two additional cultivation facilities and a dispensary under development. In Oregon, we operate a state-wide distribution network and company-owned brands. In Nevada, by way of a joint venture, Unrivaled Brands operates a cultivation and manufacturing facility. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
Nic.johnson@russopartnersllc.com
303-482-6405

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